January 17, 2001

  Securities and Exchange Commission
  450 Fifth Street, N.W.
  Washington, D.C. 20549

  Commissioners:

  We have read the statements made by Getty Petroleum Marketing Inc. (copy attached), which we understand will be filed with the Commission, pursuant to
  Item 4 of Form 8-K, as part of Amendment No. 1 to the Company's Form 8-K Report dated January 3, 2001. We agree with the statements concerning our Firm in such Amendment No. 1 to Form 8-K.

  Very truly yours,

  /s/ PricewaterhouseCoopers LLP



















  cc:  Michael K. Hantman, Vice President and Corporate Controller,
              Getty Petroleum Marketing Inc.